UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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࿠ Definitive Proxy Statement
࿠ Definitive Additional Materials
࿠ Soliciting Material Pursuant to §.240.14a-12

FUSHI COPPERWELD, INC.
(Name of Registrant as Specified In Its Charter

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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254 Cotton Mill Road
Fayetteville, Tennessee 37334

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2008

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Fushi Copperweld, Inc., a Nevada corporation, to be held at Fushi Copperweld’s United States facility located at 254 Cotton Mill Road Fayetteville Tennessee 37334 on the 9th day of June, 2008, at 10:00 a.m. Central Time, for the following purposes:

1.	To elect six members to the Board of Director of the Company to serve until their respective successors are elected and qualified; and

2.	To ratify and approve Moore Stephens Wurth Frazer and Torbet, LLP, as our independent public accountants, to audit our financial statements for the fiscal ending December 31, 2008; and

3.	To transact such other matters as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on May 2, 2008 (the "Record Date") are entitled to notice of, and to vote at the meeting.

A proxy statement and proxy are enclosed herewith. If you are unable to attend the meeting in person you are urged to sign, date and return the enclosed proxy promptly in the enclosed addressed envelope, which requires no postage if mailed within the United States. If you attend the meeting in person, you may withdraw your proxy and vote your shares. Also enclosed herewith is our 2007 Annual Report.

By Order of the Board of Directors
/s/ Li Fu
Dalian, PRC May 27, 2008	Li Fu, Chairman

PROXY STATEMENT
FUSHI COPPERWELD, INC.
254 Cotton Mill Road
Fayetteville, Tennessee 37334

ANNUAL MEETING OF STOCKHOLDERS
JUNE 9, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors of Fushi Copperweld, Inc., a Nevada corporation (the "Company," "we" or "us"), is soliciting the enclosed proxy for the annual meeting of stockholders to be held on June 9, 2008, at 10:00 a.m. Central Time, at Fushi Copperweld’s United States facility located at 254 Cotton Mill Road Fayetteville Tennessee 37334, or any continuation or adjournment thereof. At the meeting, the stockholders will be asked to vote on proposals, which are listed in the notice of annual meeting of stockholders and described in more detail below.

This proxy statement and the enclosed proxy card are being mailed on or about May 27, 2008, to all stockholders entitled to vote at the meeting. Our 2007 Annual Report on Form 10-K is also being mailed to all stockholders entitled to vote at the annual meeting. The Annual Report does not constitute a part of the proxy solicitation material.

At the meeting, our stockholders will be asked:

1.	To elect six members to the Board of Directors to serve until their respective successors are elected and qualified;

2.	To ratify and approve Moore Stephens Wurth Frazer and Torbet, LLP, as our independent public accountants, to audit our financial statements for the fiscal year ending December 31, 2008; and

3.	To approve such other matters as may properly come before the meeting or any adjournment thereof.

Record Date; Outstanding Shares

Only stockholders of record at the close of business on May 2, 2008 (the "Record Date") are entitled to receive notice of, and vote at our annual meeting. As of the Record Date, there are 27,048,039 shares of common stock, $0.006 par value, issued and outstanding. Each share of our common stock is entitled to one vote on all matters. We do not have any other voting securities.

Expenses of Soliciting Proxies

We will pay the expenses of soliciting proxies to be voted at the annual meeting. Following the original mailing of the proxies and other proxy materials, we or our agents may supplement the solicitation of proxies by mail, telephone, internet, telegraph or in person. Following the original mailing of the proxies and other proxy materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other annual meeting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In these cases, we will reimburse such record holders for their reasonable expenses if requested to do so.

Revocability of Proxies

If you attend the meeting, you may vote in person, regardless of whether you have submitted a proxy. Any person giving a proxy in the form accompanying this proxy statement may revoke it at any time before it is voted. A proxy may be revoked by (i) written notice of revocation or (ii) submission of a new proxy sent to our Corporate Secretary at 1 Shuang Qiang Road, Jinzhou, Dalian, The People’s Republic of China 116100, or (ii) attending the meeting and voting in person.

Voting and Votes Required for Approval

Every stockholder of record is entitled to one vote, for each share held, on each proposal or item that comes before the meeting. There are no cumulative voting rights. By submitting your proxy, you authorize Mr. Li Fu, or any person designated as his substitute, to represent you and vote your shares at the meeting in accordance with your instructions. If the meeting is adjourned, Mr. Li Fu or his substitute will be authorized to vote your shares at any adjournment or postponement of the meeting.

To vote by mail, please sign, date and complete the enclosed proxy and return it in the enclosed self-addressed envelope, to Continental Stock Transfer, 17 Batter Place, 8th floor, New York, NY 10004. If you hold your shares through a bank, broker or other nominee, it will give you separate instructions for voting your shares.

In addition to solicitations by mail, we may solicit proxies in person, by telephone, facsimile or e-mail. In the event that additional solicitation material is used, it will be filed with the SEC prior to its use.

Proposal 1: Election of Directors. Directors are elected by a plurality vote and the six nominees who receive the most votes will be elected. In the election of Directors, votes may be cast in favor of or withheld with respect to each nominee.

Proposal 2: Ratification of Selection of Auditors. The affirmative vote of stockholders owning at least a majority of our shares of common stock entitled to vote, and voting together as a single class, present in person or represented by proxy at our annual meeting at which a quorum is present is necessary for ratification of the selection of our auditors.

Tabulation of Votes

The votes received by proxy will be tabulated and certified by our transfer agent Continental Stock Transfer. All other votes will be tabulated by an inspector of election at the meeting.

Voting by Street Name Holders

If you are the beneficial owner of shares held in "street name" by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case, the shares will be treated as "broker non-votes").

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the annual meeting is a majority of voting power, which includes the voting power that is present in person or by proxy. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares represented and voting the votes cast at the annual meeting with respect to such matter.

Under current Nevada law, while broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) and abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, neither broker non-votes nor abstentions should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. We intend to treat broker non-votes and abstentions in this manner. Thus, a broker non-vote and abstentation will make a quorum more readily obtainable, but the broker non-vote and abstentation will not otherwise affect the outcome of the voting on a proposal.

CORPORATE GOVERNANCE

Our business is managed by our employees under the direction and oversight of the Board of Directors. Except for Mr. Li Fu, our Chief Executive Officer, and Mr. Wenbing Christopher Wang, our President and Chief Financial Officer, none of the members of our Board of Directors is an employee of Fushi Copperweld. We keep the members of our Board of Directors informed of our business through discussions during and outside of Board meetings, materials we provide to them, visits to our offices and their participation in Board of Directors and committee meetings.

Codes of Ethics.    The Company has adopted a Code of Business Conduct and Ethics (“Code”) and a Code of Ethics for the Principal Executive Officer and Senior Financial Officers.

As described in the Code, the Company does not permit activities that give rise to conflicts of interest by directors, executive officers or employees. With regard to directors, our corporate governance guidelines establish directors’ duties to adhere to the Code, specifically including the policies on conflicts of interest expressed therein, and to avoid any action, position or interest that conflicts with an interest of the Company, or gives the appearance of a conflict.

Our Code is available on our website at www.fushicopperweld.com. Any amendment to, or waiver from, a provision of the Code of ethics will be posted on our website or in a report on Form 8-K.

Committee Responsibilities

Fushi Copperweld has three standing committees of the Board of Directors: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee meets regularly and has a written charter approved by the Board of Directors

Committee Membership

The following table shows the current membership on the standing committees:

Name	Audit	Compensation	Nominating
Barry Raeburn	Chair	Member	Member
Feng Bai	Member	Chair	Member
Jiping Hua	Member	Member	Chair

PROPOSALS TO STOCKHOLDERS
PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board of Directors presently consists of six members. The Board of directors has determined to nominate six of the existing directors. Unless otherwise instructed, the proxy holder will vote the proxies received by him for the nominees named below. In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been duly elected and qualified or until his or her earlier resignation, removal from office, death or incapacity.

Section 4.03(a) of our By-laws gives power to our Board of Directors to change the number of directors of the Company by resolution and to fill any vacancies created by an increase in the number of directors by a vote of the directors without the necessity of a vote by stockholders on such matter. Accordingly, the Board of Directors may do so from time to time between annual meetings of stockholders.

The following table sets forth the names and ages of all current directors and all persons nominated or chosen to become directors along with their current positions, offices and term:

Name of Nominee	Age	Position	Director Since

Li Fu	42	CEO, Chairman, Director	December 13, 2005

Wenbing Christopher Wang	37	President, CFO, Director	January 8, 2008

Barry Raeburn	35	Director	June 15, 2007

Feng Bai	38	Director	June 15, 2007

Jiping Hua	66	Director	June 15, 2007

John Francis Perkowski	69	Director	May 21, 2008

All of our directors will hold their office until the next annual meeting of shareholders and until their successors have been qualified after being elected or appointed. Officers serve at the discretion of our Board of Directors.

Nominees

The following information with respect to the principal occupation or employment of the nominees, the name and principal business of the corporation or other organization in which such occupation or employment is carried on and other affiliations and business experience during the past five years has been furnished to us by the respective nominees:

Mr. Li Fu was appointed our Chairman and CEO on December 13, 2005. Mr. Fu is a founder of Dalian Fushi and has been the Executive Director of Dalian Fushi since he founded the company in 2001. Prior to founding Dalian Fushi and focusing his time on Dalian Fushi's management and operations, Mr. Fu had founded and managed Dalian Fushi Enterprise Group Co., Ltd., a holding company owning various subsidiaries in the hotel, process control instrumentation, international trade, automobile maintenance and education businesses. Mr. Fu graduated from PLA University of Science and Technology with a degree in Engineering.

Mr. Wenbing Christopher Wang has served as our Chief Financial Officer since December 13, 2005 and on January 21, 2008 was appointed as our President and director. Mr. Wang has served as Chief Financial Officer of Dalian Fushi since March 2005. Mr. Wang served as an Executive Vice President of Redwood Capital, Inc. from November 2004 to March 2005, with specific focus on providing strategic and financial advisory services to China based clients seeking access to the U.S. capital markets. Mr. Wang previously served as Assistant VP of Portfolio Management at China Century Investment Corporation from October 2002 to September 2004. Mr. Wang began his investment banking career at Credit Suisse First Boston (HK) Ltd in 2001. From 1999 to 2000, Mr. Wang worked for VCChina as Management Analyst. Fluent in both English and Chinese, Mr. Wang holds an MBA in Finance and Corporate Accounting from Simon Business School of University of Rochester.

Barry Raeburn was appointed director of our Company on June 15, 2007, is the chairman of our audit committee and is a member of our compensation committee. Mr. Raeburn holds considerable expertise in international business operations with a specific focus on equity finance, corporate finance, mergers and acquisitions, and corporate risk management. From November 2007 through the present, Barry Raeburn is Chief Financial Officer and Chief Operating Officer of LS2, Inc. a government services contractor based in Reston VA. Mr. Raeburn is currently a member of the board of directors of China Green Agriculture, Inc. From September 2005 to October 2007, Mr. Raeburn was Executive Vice President of Finance and Corporate Development for Harbin Electric, a developer and manufacturer of customized linear motors and other special electric motors based in China. During his tenure at Harbin Electric as Head of U.S Operations, he led the company in their successful upgrade listing to the NASDAQ Stock Exchange, assisted in various M&A evaluations, and provided key leadership in the areas of finance, accounting, investor and public relations, SEC compliance, corporate governance, and administration. Mr. Raeburn has extensive experience in global public equity markets. From to April 2003 to September 2005, Mr. Raeburn worked as a specialty technology analyst an investment bank covering early stage companies within multiple industries. Mr. Raeburn also spent the prior 6 years at a multi-billion dollar investment advisory firm as a financial analyst responsible for developing various quantitative ranking models and analyzing equity investments. His previous experience also includes forecasting and analysis of major macro economic activity. Mr. Raeburn graduated in 1996 with his BBA degree in Finance and Risk Management from Temple University.

Mr. Feng Bai was appointed director of our Company on June 15, 2007, is a member of our audit committee and is chairman of our compensation committee. He founded Lighthouse Consulting Ltd. in Hong Kong in February 2003 and has been its Managing Director since then. Mr. Bai has been active in advising foreign corporations to invest and setup joint ventures in the PRC. Since 1999, Mr. Bai has been doing business in China mainly in consulting, investment and distribution. From 1997 to 1999, Mr. Bai was employed by the investment banking division of Banco Santander, focusing on clients and transactions in Asia. Mr. Bai received his M.B.A. degree from Harvard Business School in 1997 and graduated from Babson College in 1993 with a B.S. in Finance/Investment and International Business Administration. Mr. Bai presently also sits on the board of Harbin Electric, Inc.

Mr. Jiping Hua was appointed director of our Company on June 15, 2007 and is a member of our audit and compensation committees. Mr. Hue has been Chairman of China Optical & Electrical Cable Association since 2000 and is a preeminent expert in the wire and cable industry of People’s Republic of China. He brings to Fushi Copperweld over 40 years of experience focused on the research and development of special cable and new materials applications. He was one of the major authors of the widely used textbook, “Information Transmission Line and Applications”. Over the years, Mr. Hua has been awarded the prestigious title of “Expert with Outstanding Contributions” by the Ministry of Electrical Industry of China and has been the recipient of National Special Allowance to Outstanding Scientists from the Chinese government. Mr. Hua was also a member of the 10th Shanghai People’s Congress, former President of the 23rd Research Institute of Electronics Industry, Fellow of the China Institute of Electronics (CIE), Senior Member of the Institute of Electrical and Electronics Engineers (IEEE) and Director of the Shanghai Science & Technology Veterans Association. Mr. Hua graduated from the Shanghai Jiao Tong University in 1962 with a BS in Electrical Engineering.

Mr. John Francis Perkowski was appointed director of our Company on May 21, 2008. Mr. Perkowski is the Chairman and Chief Executive Officer of ASIMCO Technologies Limited, one of the premier automotive component companies in the PRC which he founded in February 2004. ASIMCO operates 17 manufacturing facilities in the PRC and has 52 sales offices throughout the country as well as regional offices in Detroit, Michigan, Tokyo, Japan and the United Kingdom. He also brings to Fushi Copperweld over 30 years of investment banking experience having held the positions of Managing Director at Paine Webber Inc., Partner of Kluge, Subotnick and Perkowski, Inc., an investment partnership in the United States and Principal of Pacific Alliance Group, a hedge fund investing in Asia. He is the author of “Managing the Dragon: How I’m Building a Billion Dollar Business in China,” a sought after speaker on business in the PRC and author of numerous articles on the subject of the PRC and doing business in the PRC. Mr. Perkowski received an MBA from Harvard University’s Graduate School of Business Administration, graduating with highest distinction and named a Baker Scholar. He graduated from Yale University, cum laude, where he was the recipient of the Gordon Brown Memorial Prize and was a starting player for the varsity football team.

Director Independence

Messrs. Barry L. Raeburn, Feng Bai, John F. Perkowski and Jiping Hua, are independent directors pursuant to the definition of “independent director” under NASDAQ, Marketplace Rule 4200(a)(15).

Election of Directors

Directors are elected by a plurality vote and the six nominees who receive the most votes of our common stock, voting together as a class, will be elected. In the election of directors, votes may be cast in favor of or withheld with respect to each nominee.

Executive Officers

Our executive officers are appointed by and serve at the discretion of our Board of Directors. The following table sets forth the names and ages of all current executive officers along with their current positions, offices and term:

Name of Nominee	Age	Present Position

Li Fu	42	CEO, Chairman, Director

Wenbing Christopher Wang	37	President, CFO, Director

James A. Todd	64	EVP, Corporate Controller

Mr. Li Fu. Please refer to Mr. Fu’s biography in “Nominees” above.

Mr. Wenbing Christopher Wang. Please refer to Mr. Wang’s biography in “Nominees” above.

Mr. James A. Todd was appointed to serve as Controller on October 29, 2007. Mr. Todd was Chief Financial Officer of Copperweld Bimetallics, LLC. and previously, Mr. Todd had been a co-principal of James A. Todd Associates providing consulting services relating to corporate management, financial services management and delivery to individuals, small companies and to the financial services industry. Prior to that, he was President, CEO, and Chairman of AF Financial Group, the holding company for AF Bank, AF Insurance Services, Inc. and AF Brokerage, Inc. from 1994 to 2004.

Family Relationships

There are no family relationships among our directors, nominees or executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION AS A DIRECTOR OF EACH OF THE NOMINEES SET FORTH ABOVE. PROXIES SOLICITED HEREBY WILL BE VOTED "FOR" EACH DIRECTOR NAMED ABOVE UNLESS A VOTE AGAINST A NOMINEE OR AN ABSTENTION IS SPECIFICALLY INDICATED.

FURTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

Board of Directors’ Meetings and Committees; Annual Meeting Attendance

Our Board of Directors held a total of four meetings during the fiscal year ended December 31, 2007. In addition, the Board of Directors acted 4 times by unanimous written consent during the same period. During the fiscal year ended December 31, 2007, each of our directors attended at least 75% of the aggregate number of all meetings of the Board of Directors. The Company requires all directors to attend our annual meetings of stockholders, in person, except for causes beyond the reasonable control of the director. During the first half of fiscal year 2007, the Board of Directors did not contain any independent directors. In June of 2007, Mr. Barry Raeburn, Mr. Feng and Mr. Bai Jiping Hua were appointed as independent members of our Board of Directors.

We currently have standing Audit, Nominating and Compensation Committees of the Board of Directors.

Audit Committee

 The Board of Directors has an Audit Committee established in accordance with section 3(a)(58) of Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee was organized in July of 2007. The Board of Directors has determined that each of the members of the Audit Committee is “independent,” as defined in the corporate governance listing standards of FINRA (formerly NASDAQ) and Rule 10A-3 under the Exchange Act relating to audit committees. In addition, the Board has determined that all members of the Audit Committee are financially literate and that Mr. Barry Raeburn qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission.

The committee assists the Board of Directors in fulfilling its oversight responsibilities relating to:

o our auditing, accounting and reporting practices;
o the adequacy of our systems of internal controls;
o and the quality and integrity of publicly reported financial disclosures.

In this role, the committee appoints the independent auditors and reviews and approves the scope of the audit, the financial statements and the independent auditors’ fees. The Audit Committee met three times during the fiscal year, and the Chairman met quarterly with management and the external auditors prior to the release of our financial results.

The Audit Committee exercises the powers of the Board of Directors in connection with our accounting and financial reporting practices, and provides a channel of communication between the Board of Directors and independent registered public accountants.

Our Board of Directors has adopted a written charter for the Audit Committee which is available on our company’s website: www.fushicopperweld.com.

Compensation Committee

The Compensation Committee is comprised of three directors who meet the independence requirements of FINRA (formerly NASDAQ), are “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The purpose of our compensation committee is to discharge the responsibilities of our Board of Directors relating to compensation of our executive officers. Specific responsibilities of our compensation committee include:

o reviewing and recommending approval of compensation of our executive officers;
o administering our stock incentive plan;
o and reviewing and making recommendations to our board with respect to incentive compensation and equity plans.

The Compensation met two times during the fiscal year. The members of the Compensation Committee currently are Messrs. Barry Raeburn, Feng Bai and Jiping Hua. The charter is currently available on the Company’s website at www.fushicopperweld.com.

Compensation programs for executive officers are designed to attract, retain and motivate employees who will contribute to the achievement of corporate goals and objectives. Elements of executive compensation presently only comprise salaries and other forms of compensation, such as stock option and stock incentive plans in order to achieve a balance between cash and other compensation in order to attract and retain qualified personnel, and to incentivize them in their duties.

In making its decisions or recommendations, the Compensation Committee takes into account factors it deems relevant to the specific compensation component being considered, including: compensation paid by other business organizations of comparable size in the same industry and related industries; profitability; the attainment of annual individual and business objectives; an assessment of individual contributions relative to others; and historic compensation awards. Any decision is made by members of the Compensation Committee jointly and such authority is not delegated to anyone.

Nominating Committee

The purpose of the Nominating Committee of the Board of Directors is to assist the Board of Directors in identifying and recruiting qualified individuals to become Board of Directors members and select director nominees to be presented for Board of Directors and/or stockholder approval. The members of the Nominating Committee currently are Messrs. Barry Raeburn, Feng Bai and Jiping Hua. The directors who serve on the Nominating Committee are “independent” directors based on the definition of independence in the listing standards of the National Association of Securities Dealers. The charter is currently available on the Company’s website at www.fushicopperweld.com.

The Nominating Committee met one time during the fiscal year.

The Nominating Committee will consider qualified director candidates recommended by stockholders if such recommendations for director are submitted in writing to the Company’s Chief Financial Officer at c/o 1 Shuang Qiang Street, Jinzhou, Dalian, People’s Republic of China 116100. Any stockholder wishing to nominate an individual for election to the Board must comply with the advance notice procedures described in the “Stockholders’ Proposals” section at the end of this proxy statement. The nomination must contain the following information about the nominee: name, age, business and residence addresses, principal occupation or employment, the number of shares of common stock held by the nominee, the information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee as a director, and a signed consent of the nominee to serve as a director of the Company, if elected. The Nominating Committee has not specified any minimum qualifications for serving on the Board. However, in its assessment of potential candidates, it will review the candidate’s character, business experience and understanding of our business environment, and ability to devote the time and effort necessary to fulfill his or her responsibilities, all in the context of the perceived needs of the Board at that time. There is no difference in the evaluation process for nominees recommended by a security holder.

Non-executive Directors are also reimbursed for all of their out-of-pocket expenses in traveling to and attending meetings of the Board of Directors and committees on which they would serve.

 PROPOSAL NO. 2

RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee has engaged the firm of Moore Stephens Wurth Frazer and Torbet, LLP (“Moore Stephens”) to continue to serve as our independent auditor for the fiscal year ending December 31, 2008. Moore Stephens served as our independent auditor for fiscal year ended December 31, 2006. Prior to Moore Stephens, Jimmy C.H. Cheung & Co. (“Chung”) served as our independent auditor.

We are asking the stockholders to ratify the appointment of Moore Stephens as our independent public accounting firm for the fiscal year ending December 31, 2008. The ratification of Moore Stephens as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008, will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting. All proxies will be voted to approve the appointment unless a contrary vote is indicated on the enclosed proxy card.

On October 17, 2006, we dismissed Cheung as our independent accountant. The decision to change accountants was approved by the Board of Directors.

Cheung’s audit opinions on the financial statements of the Company for the fiscal years ended December 31, 2005 (consolidated) and 2004 did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

Cheung did not audit the Company’s financial statements for any period after December 31, 2005.

From the date of Cheung’s retention as the Company’s registered independent certified public accounting firm on December 13, 2005 through the date of Cheung’s dismissal, there were no disagreements between Cheung and the Company on any matter of accounting principles or practices, financial statement disclosure, auditing scope, or procedure, which disagreements, if not resolved to the satisfaction of Cheung, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

On October 17, 2006, we retained Moore Stephens Wurth Frazer and Torbet, LLP as our independent accountant, which retention was approved by the Board of Directors. Moore Stephens is located at 1199 South Fairway Drive. Suite 200, Walnut, California 91789. We had not consulted with Moore Stephens on any matters relating to the application of accounting principles or any matter that was either the subject of a disagreement or a reportable event prior to this engagement.

We do not expect a representative from Moore Stephens will be physically present at the meeting. They will however be able to make a statement if they so desire at the meeting and representatives are expected to be available to respond to questions by telephone.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF MOORE STEPHENS WURTH FRAZER AND TORBET, LLP AS OUR INDEPENDENT AUDITOR FOR FISCAL 2008.

Audit and Non-Audit Fees

The Company paid or accrued the following fees in each of the prior two fiscal years to its principal accountants:

1. Jimmy C.H. Cheung & Co.
Fiscal Year Ended
December 31, 2006
Audit Fees	None
Audit Related Fees(1)	$41,000
Tax Fees	None
All Other Fees	None
Total	$41,000

(1) Incurred in connection with change in auditors and preparation of 10Qs.

2. Moore Stephens Wurth Frazer and Torbet, LLP
	Fiscal Year Ended	Fiscal Year Ended
	December 31, 2007	December 31, 2006
Audit Fees (1)	$190,000	$90,000
Audit Related Fees(2)	$45,000	$15,000
Tax Fees(3)	$5,000	$8,543
All Other Fees(4)	$42,200	None
Total	$282,200	$113,543

(1) Annual audit fees were $90,000 for fiscal years 2006 and 2007 and the company incurred additional audit fees $100,000 related to the acquisition of by Copperweld Bimetallics, LCC in fiscal year 2007.
(2) Audit related fees were incurred in connection with the review of the Company’s 10Q’s in fiscal years 2006 and 2007.
(3) Fees related to preparation of corporate income taxes.
(4) Fees related to the acquisition of by Copperweld Bimetallics, LCC.

In the event that we should require substantial non-audit services, the Board of Directors would approve such services and the fees therefore.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee is responsible for appointing, setting the compensation of and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy with respect to the pre-approval of audit, audit-related and permissible non-audit services and fees provided by the independent registered public accounting firm. The Audit Committee’s pre-approval policy requires that all audit, audit-related and permissible non-audit services and fees be either pre-approved or specifically approved by the Audit Committee. Pursuant to the pre-approval policy, one or more of the Audit Committee’s independent members may be delegated pre-approval authority, provided he or she reports those approvals at the next meeting of the Audit Committee. The term of any pre-approval granted by the Audit Committee with respect to a given service is 12 months. The payment of all fees in excess of pre-approved levels requires specific pre-approval by the Audit Committee. All audit and permissible non-audit services provided to us in 2007 were approved by the Audit Committee.

 REPORT OF AUDIT COMMITTEE

The information in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or to be subject to Regulation 14A or 14C as promulgated by the Securities and Exchange Commission, or to the liabilities of Section 18 of the Securities and Exchange Act of 1934.

The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management has represented to the Committee that the Company’s consolidated and combined financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated and combined financial statements with management and Moore Stephens Wurth Frazer and Torbet, LLP, the Company’s independent registered public accounting firm. The Committee has discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

In addition, the Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and the Committee has discussed with the independent registered public accounting firm the independent accountant’s independence from the Company and its management. The Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the accountant’s independence. The Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

The Committee has discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Audit Committee

Feng Bai (Chair)
Barry Raeburn
Jiping Hua

EXECUTIVE COMPENSATION

Compensation Discussion And Analysis

Introduction and Corporate Governance

Our Compensation Committee (which is referred to herein as the “Committee” or as the “Compensation Committee”) oversees and administers our executive compensation programs. The Committee seeks to ensure that the total compensation paid to our named executive officers is fair, reasonable and competitive. The Committee’s complete roles and responsibilities are set forth in the written charter adopted by the Board of Directors, which can be found at www.fushicopperweld.com under “Corporate Governance.” The Board of Directors selected the following three individuals to serve on the Committee on July 3, 2007: Feng Bai (Chair), Barry L. Raeburn, and Ji Ping Hua. All of these individuals qualify as independent directors under the rules of the NASDAQ Stock Exchange. The Compensation Committee is comprised entirely of non-employee directors.

The Committee meets at regularly scheduled times during the year and on an ad hoc basis as business needs necessitate. During the fiscal year ended December 31, 2007, the Committee held two ad hoc meeting. As part of his duties as the Committee Chair, Mr. Bai reports on Committee actions and recommendations to the Board of Directors.

Executive Compensation Philosophy and Objectives

Our compensation program for the individuals named in the Summary Compensation Table (the “named executive officers”) is designed and implemented to maximize value for shareholders over the long term. Competing for talent in the rapidly changing and increasingly competitive. The quality of the Company’s talent is a key driver of long-term stockholder value. Establishing and maintaining executives’ long-term commitment to us is critical to the development of our product pipeline, as development of new products often takes three years or more, and time to market is critical to our business success.

The Committee was organized in July of 2007 and set out to establish basic principles for compensating the Company’s personnel and to assess the current compensation structure of the Company. The primary actions by the Committee in fiscal year 2007 were to insure that senior executives, key employees and consultants were provided incentives to meet the Company’s short term objectives in the PRC and to provide similar incentives to executives at Copperweld after it was acquired in October of 2007. In fiscal year 2008 the Committee plans to evaluate and establish a performance based compensation plan substantially in the form described below.

Our compensation philosophy is based on a total rewards framework supported through the following objectives:

o	to afford our executives a competitive total rewards opportunity relative to organizations with which we compete for executive talent,

o	to allow us to attract and retain superior, experienced people who can perform and succeed in our fast-paced, dynamic and challenging environment,

o	to support our meritocracy by ensuring that our top performers receive rewards that are substantially greater than those received by average performers at the same position level, and

o	to deliver pay in a cost efficient manner that aligns employees’ rewards with stockholders’ long-term interests.

What is our compensation program designed to reward?

The compensation program rewards superior financial, strategic and operational performance that is achieved in a manner consistent with the Company’s values. Results and how the results are attained are both critically important. Our executive officers are assessed on the basis of demonstrated results relative to their performance of pre-established goals, ability to assess and adapt to change in a timely and efficient manner, as well as demonstrated competencies and behavioral attributes.

Compensation Program Elements and Pay Level Determination

What factors are considered in determining the amounts of compensation?

The Compensation Committee believes that an effective executive compensation program should provide base annual compensation that is reasonable in relation to individual executive’s job responsibilities and reward the achievement of both annual and long-term strategic goals of our company.

The key metrics we use to measure performance differ by individual, but can be grouped into the following categories:

o	Financial — we evaluate measures of Company financial performance, including revenue growth, gross margins, operating margins and other measures such as expense management.

o	Strategic — we monitor the success of our executive team in furthering the strategic success of the Company, including the development of the Company’s product pipeline.

o
Operational — we include operational measures in our determination of success, including our production capacity and capability, the timeliness and effectiveness of new product launches, the execution of important internal Company initiatives and customer growth and retention.

The Committee considers the totality of the information presented (including external competitiveness, the performance review, Company performance, progress towards strategic objectives and internal equity) and applies its knowledge and discretion to determine the compensation for each executive officer. As a manufacturing company operating in three continents -- Dalian, Laioning, China; Fayetteville, Tennessee; Telford, UK, the Committee also takes the local average executives’ salary level into account in its compensation decisions. The Committee may reassess the proper level of equity and cash compensation in light of the company’s improved profitability and shareholder value creation.

Based on the foregoing objectives, the Committee has structured the Company’s annual cash and incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company, to reward the executives for achieving such goals, and to retain the executives. In designing the employment agreement with our former Chief Operating Officer, whose resignation was accepted by us on May 20, 2008 Christopher Finley, and Corporate Controller, James Todd, the Committee employed outside compensation consultants from Weil Gotshal & Manges LLP. Specifically, the Committee utilized the consultant service and research data primarily from Salary.com to set compensation for the two executive officers at levels targeted at or around the average of the compensation amounts provided to executives at comparable local companies considering, for each individual, their individual experience level related to their position with us. There is no pre-established policy or target for the allocation between cash and non-cash incentive compensation.

What is each element of compensation and why is it paid?

Each of the two elements serves an important role in supporting the Fushi Copperweld pay-for-performance philosophy and in realizing our compensation program objectives:

Base Compensation.

The Company provides named executive officers and other employees with a base salary to compensate them for services rendered during the fiscal year. Base salary ranges for the named executive officers are determined for each executive based on his or her position and responsibility.

During its review of base salaries for executives, the Committee primarily considers:

o	the negotiated terms of each executive employment agreement;
o	internal review of the executive’s compensation, both individually and relative to other executive officers;
o	and individual performance of the executive.

Salary levels are typically considered annually as part of the company’s performance review process, as well as upon a change in job responsibility. The Committee considers the facts presented by each individual case including but not limited to the employee’s longevity with the Company, his or her educational background and experience, the particular responsibilities of his or her position, the compensation of others with similar background credentials and responsibilities, and his or her past level of performance, as well as prospective assumptions.  It is important for the Company to remain competitive with not only its domestic competition, but also its competitors participating in world markets.  Therefore, the Company attempts at all levels of management and operations to control costs such that the Company can strive for a relatively low-cost structure.  Merit-based increases to salaries are based on the Committee’s assessment of the individual’s performance. This element is important because, in our experience, prospective employees view salary levels as the most important determinant of where they choose to work.  In order to maintain an advantageous cost structure, it is necessary that the Company provide enhancement to base compensation when certain levels of profitability are achieved.

Mr. Christopher Finley and Mr. James Todd joined our company during fiscal year 2007. Base salary for our Chief Executive Officer, Mr. Li Fu in 2007 has not been changed from the base salary in effect during the prior year. Base salary for our Chief Financial Officer, Mr. Wenbing Christopher Wang was increased from $120,000 to $180,000 on an annual basis, effective November 2007.

Long-Term Incentive Compensation.

The Company also provides to senior managers a long-term incentive component to compensation.  Prior to July 2007, the vehicle for this component was a 500,000 unqualified stock options granted to individuals by the Board of Directors which were not governed by any formal plan. In October of 2007, the Stock Incentive Plan was approved by our majority stockholder and the Committee may award incentives through grants of options, stock appreciation rights, restricted stock, performance shares and other stock based awards under the Stock Incentive Plan. Currently our option grants vest incrementally over a period of two to three years and terminate two years after the vesting date. Due to the rapid growth of our business in the PRC and increasing worldwide demand we believe the program,  over time, will provides an incentive for the executive to achieve short term goals while remaining with the Company over the long term, as executives exercise their options and continue to hold our common stock.

The Compensation Committee understands that the costs of stock grants under the Stock Incentive Plan are a tax deductible expense to the Company measured on the date of vesting.  Cash compensation is a direct expense to the Company in the time frame dictated by applicable accounting rules.

The granting of awards under the Stock Incentive Plan begins with a determination by the Committee of the dollar value of the stock available to be awarded for performance. The awards are made based on the total number of shares available to be awarded is determined by dividing the previously determined dollar value of available stock by the average of the high and low sales prices on the trading day immediately prior to the determination date. The number of shares so determined is the maximum number that may be awarded.

The senior executives and the Committee also agree upon specific milestones, largely comprised of measurable business metrics which can be impacted by management. The Committee reviews progress towards the goals and evaluates performance. Based on its evaluation, the Committee grants awards to the participants as it deems appropriate.

The Committee has and uses its discretion to determine the number of shares awarded to each named executive officer. The Committee does not use multiple levels of performance which are tied to multiple levels of awards. Rather, it subjectively evaluates the extent to which an executive officer has achieved or made progress toward achieving the officer’s goals after considering the available data and it then uses its collective judgment to make awards it believes to be appropriate to the level of performance.

Corporate goals for 2007 included both financial and operating targets.  Financial targets included, among others, revenue and profit growth, return on invested capital, and cost control.  Operating targets included, among others, customer relationship issues, product quality and plant process efficiency.

Prior to July of 2007 the Board of Directors approved non-qualified option grants to senior management and directors to purchase an aggregate of 650,000 shares of our common stock. They were granted to management in order to align their interests with the shareholders and in recognition of prior services. After July 2007, the Committee recommended grants of options for 125,000 shares of our common stock to our Chief Financial Officer and in October non-qualified options to purchase 325,000 shares of our common stock to key senior executives at Copperweld.

Tax-deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1 million the amount a company may deduct for compensation paid to its CEO or any of its other four named executive officers. This limitation does not, however, apply to compensation meeting the definition of “qualifying performance-based” compensation.

Management works with the Committee to assess alternatives to preserve the deductibility under Section 162(m) of compensation payments to the extent reasonably practicable, consistent with our compensation policies and as determined to be in the best interests of the Company and its stockholders. For the fiscal year ended December 31, 2007, the Company believes that the Compensation payments will meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Perquisites and Personal Benefits

In addition to participating in the benefit programs provided to all other employees (for example, medical, dental, vision, life and disability insurance, employee stock purchase plan), we provide certain perquisites and additional benefits to executives.

Retirement Plans and Social Benefits

We maintain a pre-tax savings plan covering substantially all U.S. employees, which qualifies under Section 401(k) of the Internal Revenue Code. Under the plan, eligible employees, including executive management, may contribute a portion of their pre-tax salary, subject to certain limitations. Under the laws of the PRC, we provide social and retirements benefits to executives and employees at our Dalian facility.

COMPENSATION TABLES

The following table shows the compensation (in $’000) paid to or earned by the named executive officers during the fiscal year ended December 31, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(j)
Li Fu(1)	2007	$240	$-	$-	$318	$-	$-	$558
Chief Executive Officer, Director	2006	$-	$-	$-	$-	$-	$-	$-
	2005	$-	$-	$-	$-	$-	$-	$-
Yue Mathus Yang(2)	2007	$-	$-	$-	$191	$-	$-	$191
President, Director	2006	$-	$-	$-	$-	$-	$-	$-
	2005	$-	$-	$-	$-	$-	$-	$-
Wenbing Christopher Wang	2007	$130	$-	$-	$922	$-	$-	$1,052
President, Chief Financial Officer	2006	$-	$-	$-	$-	$-	$-	$-
	2005	$-	$-	$-	$-	$-	$-	$-
J. Christopher Finley	2007	$200	$-	$-	$83	$-	$-	$283
Chief Operating Officer	2006	$-	$-	$-	$-	$-	$-	$-
	2005	$-	$-	$-	$-	$-	$-	$-
James Todd	2007	$144	$-	$-	$59	$-	$-	$203
Financial Controller	2006	$-	$-	$-	$-	$-	$-	$-
	2005	$	$-	$-	$-	$-	$-	$-

Notes to Summary Compensation Table

Mr. Fu's annual salary is $240,000 per year. Mr. Fu elected to forego his salary in fiscal years 2005 and 2006 in exchange for the receipt of options to purchase 200,000 shares of our common stock granted on May 21, 2007. The options have an exercise price of $12.30 with 33,334 shares vesting immediately and 25,000 shares vesting for the initial 4 quarterly periods and 16,677 shares for the next 4 quarterly periods thereafter. The options expire 2 years after each vesting date Mr. Fu may receive a discretionary bonus, performance based awards, is subject to termination for cause and receives labor-related benefits in conformance with PRC labor laws.

Mr. Yang's annual salary is $180,000 per year. Mr. Yang elected to forego his salary in fiscal years 2005 and 2006 in exchange for the receipt of options to purchase 50,000 shares of our common stock granted on May 21, 2007. The options have an exercise price of $12.30 with 33,334 shares vesting immediately and 8,333 shares vesting for 2 quarterly periods thereafter. The options expire 2 years after each vesting date. Mr. Yang resigned from the Company on January 21, 2008.

Mr. Wang's annual salary was $120,000 per year until November 2007 and increased to $180,000 per year since then. Mr. Wang elected to forego his salary in fiscal years 2005 and 2006 in exchange for the receipt of options to purchase 100,000 shares of our common stock granted on May 21, 2007. The options have an exercise price of $12.30 with 33,334 shares vesting immediately and 8,333 shares vesting for 8 quarterly periods thereafter. The options expire 2 years after each vesting date. Mr. Wang may receive a discretionary bonus, performance based awards, is subject to termination for cause and receives labor-related benefits in conformance with PRC labor laws. On September 27, 2007, the Company granted to Mr. Wang a non-qualified stock option to purchase 125,000 shares of its Common Stock vesting immediately at an exercise price of $13.70 and terminating in four years from the date of its grant. The option grant was approved by the Compensation Committee of the Board of Directors of the Company in consideration of Mr. Wang’s efforts on behalf of the Company.

Mr. Finley’s resignation was accepted by the Company on May 20, 2008. Mr. Finley’s employment agreement provided for a term of two (2) years commencing October 29, 2007 and automatically extended for additional two (2) year terms unless six (6) months prior written notice of nonrenewal is given by Mr. Finley or the Company. Mr. Finley received a base salary of $200,000 per year, with such amount available to increase at the discretion of the Board of Directors of the Company. Mr. Finley was eligible to participate in any annual cash bonus plan that is generally available to senior executives of the Company. In connection with Mr. Finley’s employment, the Board of Directors approved a non-qualified stock option grant to Mr. Finley in the amount of 190,000 shares of common stock of the Company vesting over a two (2) year period with 12.5% of the options vesting each quarter for eight (8) quarters pursuant to the Stock Incentive Plan. All shares pursuant to the option must be exercised within three years after the date of the vesting. If the Company terminates Mr. Finley without cause or if Mr. Finley terminates his employment for Good Reason (as defined therein), Mr. Finley is entitled to receive (i) a lump sum cash payment equal to any accrued and unpaid salary and bonus; (ii) an amount equal to the sum of (a) 50% of his then current base salary and (b) 50% of the average annual cash bonus payments during the preceding 3 fiscal years, with such sum payable in 6 substantially equal monthly installments; (iii) 6 months of health insurance; and (iv) the reimbursement of any expenses. If the Company terminates Mr. Finley’s employment with Cause, he is entitled to his accrued and unpaid salary and accrued and unpaid bonus through the effective date of termination as well as the reimbursement of any expenses. During the term of Mr. Finley’s employment with the Company and for 12 months thereafter, he is not allowed to engage in certain competitive activities with the Company. During the term of his employment and for 18 months thereafter, Mr. Finley cannot solicit any employees or customers of the Company.

Mr. Todd’s term of employment is for two (2) years commencing October 29, 2007 and automatically extended for additional two (2) year terms unless six (6) months prior written notice of nonrenewal is given by Mr. Todd or the Company.  Mr. Todd receives a base salary of $144,000 per year, with such amount available to increase at the discretion of the Board of Directors. Mr. Todd is eligible to participate in any annual cash bonus plan that is generally available to senior executives of the Company. In connection with Mr. Todd’s employment, the Board of Directors has approved a non-qualified stock option grant to Mr. Todd in the amount of 135,000 shares of common stock of the Company vesting over a two (2) year period with 12.5% of the options vesting each quarter for eight (8) quarters pursuant to the Stock Incentive Plan. All shares pursuant to the option must be exercised within three years after the date of the vesting. If the Company terminates Mr. Todd without Cause (as defined therein) or if Mr. Todd terminates his employment for Good Reason (as defined therein), Mr. Todd is entitled to receive (i) a lump sum cash payment equal to any accrued and unpaid salary and bonus; (ii) an amount equal to the sum of (a) 50% of his then current base salary and (b) 50% of the average annual cash bonus payments during the preceding 3 fiscal years with such sum payable in 6 substantially equal monthly installments; (iii) 6 months of health insurance; and (iv) the reimbursement of any expenses. If the Company terminates Mr. Todd’s employment with Cause, he is entitled to his accrued and unpaid salary and accrued and unpaid bonus through the effective date of termination as well as the reimbursement of any expenses. During the term of Mr. Todd’s employment with the Company and for 12 months thereafter, he is not allowed to engage in certain competitive activities with the Company. During the term of his employment and for 18 months thereafter, Mr. Todd cannot solicit any employees or customers of the Company. Mr. Todd is also entitled to a life insurance policy in an amount of $144,000.

Non-employee directors are paid an annual retainer of $15,000, and a stock based compensation Award. In 2007, each director elected to received options to purchase 50,000 of our common stock with options to purchase 12,500 shares vesting on June 15, 2007 and options to purchase 4,687 vesting each of the next 8 quarterly periods. The options have an exercise price of $11.75 per share which was the fair market value of the underlying common stock at the time of the grant. The unvested options granted to the directors are subject to forfeiture upon the occurrence of certain events. In addition, directors are compensated $1,000 for each board meeting attended; and $500 for attendance at committee meetings. The Audit Committee Chair receives additional annual compensation of $5,000. Directors are reimbursed for travel and other expenses related to attendance at meetings. Directors who are employees are not paid extra compensation for service on the Board or any committee of the Board.

Employment Agreements

Effective November 8, 2005, the Company entered into employment agreements with Mr. Fu, our Chief Executive Officer, Mr. Yang, our President, Mr. Wang, our Chief Operating Officer. Their employment with the Company is for an indefinite period unless terminated by the Company or the Executive. Their compensation is subject to an annual review by the Compensation Committee of the Board of Directors. The agreements also set forth their respective duties and confidentiality responsibilities.

On October 29, 2007, Mr. Finley and Mr. Todd entered into an Executive Employment Agreement with the Company which provided that Mr. Finley and Mr. Todd would serve as Chief Operating Officer and Corporate Controller of the Company. Mr. Finley’s resignation was accepted by the Company on May 20, 2008. Details of the contracts are disclosed in notes provide above.

2007 Grants of Plan-Based Awards
(in thousands, except per share data)

The following table shows additional information regarding all grants of plan-based awards made to our named executive officers for the year ended December 31, 2007.

Name (a)	Grant Date (b)	All Other Stock Awards: Number of Securities Stocks or Units (#) (i)	All other Option Awards: Number of Securities Underlying Options (#)(1) (j)	Exercise or Base Stock and Option Awards ($/sh) (k) (2)	Grant Date Fair Value of Awards (3)
J. Christopher Finley(1)	10/29/2007		190,000	$18.69	4.84
James Todd	10/29/2007		135,000	$18.69	4.84

(1) Mr. Finley’s resignation was accepted by the Company on May 20, 2008. As of that date, options to purchase 47,500 shares of our common stock vested.

Additional Notes to 2007 Grants of Plan-Based Awards Table

Please see notes to Summary Compensation Table.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Li Fu (1)

Yue Mathus Yang (1)

Feng Bai	11.5		96.8	-	-	-	108.3

Barry Raeburn	14.5		96.8	-	-	-	111.3

Jiping Hua	11.5		96.8	-	-	-	108.3

(1)
Mr. Fu and Mr. Yang do not receive additional compensation for their role as Directors. For information relating to Mr. Fu’s compensation as Chairman and Chief Executive Officer and Mr. Yang’s compensation as President, see the Summary Compensation Table above.

(2)	The amounts in this column represent cash payments made to Non-Employee Independent Directors for attendance at meetings during the year.
(3)
The amounts in this column represent the compensation cost of stock options awarded by the Board, except that these amounts do not include any estimate of forfeitures. The grant was awarded on June 17, 2007 and grant date fair value of option awards granted were determined in accordance with Statement of Financial Accounting Standards No. 123R (SFAS123(R)) and are recognized as compensation cost over the requisite service period. The amount recognized for these awards was calculated using the Black Scholes option-pricing model, with the following assumptions: expected option life of 2 years, expected volatility 50%, dividend 0 and risk free rate 4.574%.

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our board of directors. Directors who also are employees of our company currently receive no compensation for their service as directors or as members of board committees. In setting director compensation, we consider the significant amount of time that directors dedicate to the fulfillment of their director responsibilities, as well as the competency and skills required of members of our board. The current compensation schedule includes i) an annual cash compensation of $15,000; ii) options with the right to purchase 50,000 of our common stock at exercise price equal to the grant day’s stock price, with 12,500 shares immediately and the balance vesting 4,687 shares each quarter for eight quarters; iii) $1,000 per full board meeting attended; iv) $500 per full committee meeting attended. The directors’ current compensation schedule has been in place since June 2007. The directors’ annual compensation year begins with the annual election of directors at the annual meeting of shareholders. Periodically, our board of directors reviews our director compensation policies and, from time to time, makes changes to such policies based on various criteria the board deems relevant.

Non-employee directors are reimbursed for travel, lodging and other reasonable out-of-pocket expenses incurred in attending meetings of our board of directors and for meetings of any committees of our board of directors on which they serve. During 2007, Mr. Raeburn, Mr. Bai and Mr. Hua had received or earned cash compensation for attending board or committee meetings of $14,500, $11,500 and $11,500, respectively. In June, 2007, the Board of Directors approved a total of 150,000 options to be issued to the three non-employee directors. Each non-employee director received options to purchase 50,000 shares of common stock with an exercise price of $11.75 per share in exchange for two years service. If a non-employee director is not re-elected at the annual shareholders’ meeting, the unvested options will be forfeited.

COMPENSATION COMMITTEE REPORT

The information in this Compensation Committee Report shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or to be subject to Regulation 14A or 14C as promulgated by the Securities and Exchange Commission, or to the liabilities of Section 18 of the Securities and Exchange Act of 1934.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this definitive Proxy Statement.

Compensation Committee:

Feng Bai (Chairman)
Barry L Raeburn
Ji Ping Hua

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the Compensation Committee members is, or was ever, an officer or employee of the Company or any of its subsidiaries, nor did any of the Compensation Committee members have any relationship requiring disclosure by the Company under any subsection of Item 404 of Regulation S-K promulgated by the SEC. During the last fiscal year, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity, any of whose executive officers served on the Board.

BENEFICIAL OWNERSHIP OF OUR VOTING SECURITIES

The following table sets forth certain information as of May 2, 2008 with respect to the beneficial ownership of each class of our voting securities by (i) any person or group owning more than 5% of each class of our voting securities, (ii) each director, (iii) each executive officer, and (iv) all executive officers and directors as a group.

In determining beneficial ownership of the common stock, the number of shares shown includes shares which the beneficial owner may acquire upon exercise of warrants or options which may be acquired within 60 days. In determining the percentage of common stock beneficially owned by a person on May 2, 2008, (a) the numerator is the number of shares of the common stock beneficially owned by such person, including shares which the beneficial owner may acquire within 60 days upon conversion or exercise of a derivative security (in this case the warrants) and (b) the denominator is the sum of (i) the total shares of common stock outstanding on May 2, 2008 which is approximately 27,048,039, and (ii) the total number of shares that the beneficial owner may acquire upon exercise of the options and warrants. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

Except as otherwise stated, the address of the directors and executive officers listed in the table is c/o our company, 1 Shuang Qiang Road, Jinzhou, Dalian, People's Republic of China 116100.

	Beneficial Ownership
	of Common Stock
Name of Beneficial Owner	Shares		Percent

Owners of More than 5%

Li Fu	12,096,576	(2)	44.58%

Pope Asset Management LLC (1)	3,196,260		11.81. %
5100 Poplar Avenue, Suite 512
Memphis, TN 38137

Citadel Investment Group, L.L.C.	2,857,143	(3)	10.29%
131 S. Dearborn Street, 32nd Floor
Chicago, Illinois 60603

Directors and Executive Officers

Li Fu	12,096,576		44.58%
Chairman of Board, Director,
CEO

Wenbing Christopher Wang	383,333	(4)	1.39%
Director, President,
Chief Financial Officer

John Christopher Finley	47,500	(5)	0.17%
Chief Operating Officer

James Todd	33,750	(5)	0.12%
Financial Controller

Feng Bai	26,561	(5)	0.09%
Director

Jiping Hua	26,561	(5)	0.09%
Director

Barry Raeburn	26,561	(5)	0.09%
Director

All Directors and Executive Officers as a group	12,640,842		46.57%

1)
Pope Asset Management LLC, a registered investment advisor, acquired these shares for the accounts of 139 of its clients and has sole voting power over these shares, but shares dispositive power with its clients over the shares in their respective accounts.

2)	Includes vested options to purchase 83,334 common shares;
3)	Holder of Convertible Notes convertible into 2,857,143 shares. As of May 2, 2008, 2,142,857 shares have been converted;
4)	Includes vested options to purchase 383,333 shares;
5)	All represent vested options to purchase certain number of shares.

 TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS

As of December 31, 2006, Kuhns Brothers, Inc was paid $80,000 based on an engagement letter agreement dated May 27, 2005, by and between Kuhns Brothers, Inc. and Dalian Fushi which was terminated in September 2006. The majority owner of Kuhns Brothers, Inc. is John D. Kuhns, one of our former Directors.

On September 13, 2006, Mr. Li Fu, our largest shareholder, Chief Executive Officer and Chairman of the Board, entered into two stock purchase agreements to sell a total of 800,000 shares of common stock of the Company to Pope Investments LLC and Halter Pope USX China Fund. The transaction closed on September 19, 2006. The shares were sold in a private sale transaction and with a restrictive legend. On September 20, 2006, Mr. Fu advanced a large portion of the proceeds from the private sale amounting to $4.45 million to the Company in meeting the Company’s working capital needs. The loan is unsecured, interest free and repayable on demand.

COMPLIANCE WITH SECTION 16(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the calendar year ended December 31, 2007, and to date, all Section 16(a) filing requirements applicable to its insiders were complied with.

STOCKHOLDER COMMUNICATIONS

We encourage stockholder communications to the Board of Directors and/or individual Directors. Stockholders who wish to communicate with the Board of Directors or an individual Director should send their communications to the care of Wenbing Christopher Wang, President and Chief Financial Officer, Fushi Copperweld, Inc., 1 Shuang Qiang Road, Jinzhou, Dalian, The People’s Republic of China 116100.

STOCKHOLDERS' PROPOSALS

A stockholder of record may present a proposal for action at the 2009 Annual Meeting of Stockholders provided that we receive such proposal at our executive office no later than February 4, 2009. We anticipate that the 2009 Annual Meeting will be held in June of 2009. The proponent may submit a maximum of one (1) proposal of not more than five hundred (500) words for inclusion in our proxy materials for a meeting of security holders. At the 2009 Annual Meeting, management proxies will have discretionary authority, under Rule 14a-4 of the Securities Exchange Act of 1934, to vote on stockholder proposals that are not submitted for inclusion in our proxy statement unless received by us before April 9, 2009.

GENERAL

Unless contrary instructions are indicated on the proxy, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal Nos. 1 and 2.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and Annual Report on Form 10-K, please notify your broker and direct your written request to Wenbing Christopher Wang, President and Chief Financial Officer, Fushi Copperweld, Inc., 1 Shuang Qiang Road, Jinzhou, Dalian, The People’s Republic of China 116100. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER BUSINESS

The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of common stock will be voted in accordance with the specification so made.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By Order of the Board of Directors,
/s/ Li Fu
Dalian, PRC May 27, 2008	Li Fu, Chairman

FUSHI Copperweld, Inc.
254 Cotton Mill Road
Fayetteville, Tennessee 37334

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and 2008 Proxy Statement and hereby appoints Li Fu, attorney and proxy, with full power of substitution and resubstitution, to vote all shares of the Common Stock, par value $0.006 per share of Fushi Copperweld, Inc., a Nevada corporation (the "Company"), held of record by the undersigned at the close of business on May 2, 2008 at the annual meeting of stockholders of the Company to be held on June 9, 2008 at 10:00 a.m., central time, at Fushi Copperweld’s United States facility located at 254 Cotton Mill Road Fayetteville Tennessee 37334 and at any postponement or adjournment thereof, as indicated in this Proxy:

IF THIS PROXY IS PROPERLY DATED AND EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED AND, IN THE ABSENCE OF DIRECTION AS TO THE MANNER OF VOTING, WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE SLATE OF NOMINEES TO BE VOTED UPON BY THE HOLDERS OF COMMON STOCK SET FORTH IN THE PROXY STATEMENT, AND FOR RATIFICATION OF THE APPOINTMENT OF MOORE STEPHENS WURTH FRAZER AND TORBET, LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY Please mark vote in box using dark ink only.

1. Election of Directors:

࿠ALL NOMINEES LISTED BELOW	࿠WITHHOLD AUTHORITY TO VOTE FOR
(except as marked to the contrary below)	ALL NOMINEES LISTED BELOW

Nominees: Li Fu, Wenbing Christopher Wang, Barry Raeburn, Feng Bai, Jiping Hua and John Francis Perkowski.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above. The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve)

(Continued and to be signed on the reverse side)

2. Ratification of the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as the Company's independent auditor for the fiscal year ending December 31, 2008.

____ FOR ____ AGAINST ____ ABSTAIN

3. As recommended by the Board of Directors, or in the absence of such recommendation in their own discretion, to vote upon such other business as may properly come before said meeting or any postponement or adjournment thereof.

Dated:____________, 2008

(Signature)

Please Print Name

Signature if held jointly

Please Print Name

Please date this Proxy and sign exactly as the name(s) appears on the enclosed envelope and return the signed Proxy in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

࿠Please indicate by checking this box if you anticipate attending the Annual Meeting.
PLEASE MARK, SIGN, DATE AND USING THE RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE